   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 2000

                                                 REGISTRATION STATEMENT NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------
                              PLATO LEARNING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                       36-3660532
 (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                           10801 NESBITT AVENUE SOUTH
                          BLOOMINGTON, MINNESOTA 55437
                                 (952) 832-1000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   JOHN MURRAY
      PRESIDENT, CHIEF OPERATING OFFICER AND ACTING CHIEF FINANCIAL OFFICER
                              PLATO LEARNING, INC.
                           10801 NESBITT AVENUE SOUTH
                          BLOOMINGTON, MINNESOTA 55437
                                 (952) 832-1000
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                -----------------

                                   COPIES TO:
                              LELAND E. HUTCHINSON
                                WINSTON & STRAWN
                              35 WEST WACKER DRIVE
                             CHICAGO, ILLINOIS 60601
                          TELEPHONE NO. (312) 558-5600

                                -----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the Registration Statement is declared effective.

                                -----------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

         ----------------------- ---------------------- ----------------------- --------------------- ---------------------
           TITLE OF EACH CLASS                                 PROPOSED           PROPOSED MAXIMUM
             OF SECURITIES           AMOUNT TO BE          MAXIMUM OFFERING          AGGREGATE              AMOUNT OF
            TO BE REGISTERED          REGISTERED         PRICE PER SHARE (1)     OFFERING PRICE (1)     REGISTRATION FEE
            ----------------          ----------         -------------------     ------------------     ----------------
         ----------------------- ---------------------- ----------------------- --------------------- ---------------------
              COMMON STOCK          850,000 SHARES             $13.4375              $11,421,875             $3,015.38
         ----------------------- ---------------------- ----------------------- --------------------- ---------------------

(1)      Calculated in accordance with Rule 457(c) as of August 21, 2000.

Information contained in this preliminary prospectus is subject to completion or amendment.

                  SUBJECT TO COMPLETION, DATED AUGUST 23, 2000

                           850,000 SHARES COMMON STOCK


[PLATO LEARNING, INC. LOGO]

                              PLATO LEARNING, INC.

         All of the shares of common stock offered for sale under this prospectus are being sold by selling stockholders. The selling stockholders are selling up to 850,000 shares of common stock, par value $.01 per share of PLATO Learning, Inc., a Delaware corporation. See "Selling Stockholders and Plan of Distribution."

         Pursuant to the Common Stock Investment Agreement dated as of July 17, 2000 among PLATO and the selling stockholders, 356,125 shares of common stock were issued to such selling stockholders. In addition to those shares, the selling stockholders may also sell pursuant to this prospectus the additional common stock that they will receive upon (i) the exercise by the selling stockholders of the Initial Warrants issued by PLATO to such selling stockholders in connection with the Common Stock Investment Agreement, (ii) the exercise of the Adjustment Warrants issued by PLATO to the selling stockholders in connection with the Common Stock Investment Agreement and (iii) the occurrence of trigger events described in the Registration Rights Agreement dated as of July 17, 2000 among PLATO and the selling stockholders.

         The holders may sell all or a portion of the common stock covered by this prospectus after the exercise of the Initial Warrants and Adjustment Warrants after the trigger events described in the Registration Rights Agreement occur through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. See "Selling Stockholders and Plan of Distribution."

         Our common stock is quoted on the Nasdaq National Market under the symbol "TUTR." On August 21, 2000, the last reported sale price for the common stock, as reported on the Nasdaq National Market, was $13.25 per share.

         Investing in our common stock involves certain risks. See "Risk Factors" on page 5.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus is August 23, 2000.

You should rely only on the information contained in this document or to which we referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information contained in this document may only be accurate on the date of this document.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
AVAILABLE INFORMATION.............................................................................................1

INFORMATION INCORPORATED BY REFERENCE.............................................................................1

PROSPECTUS SUMMARY................................................................................................2
       General    ................................................................................................2
       Strategy   ................................................................................................2

THE OFFERING......................................................................................................3

FORWARD-LOOKING STATEMENTS........................................................................................3

RISK FACTORS......................................................................................................5
       Variability in Annual Results Make It Uncertain as to Whether
          We Can Sustain Profitability............................................................................5
       Potential Fluctuations in Quarterly Results Affect Revenues
          and Profitability for Such Quarterly Periods............................................................5
       Future Success Will Depend on Our Ability to Adapt to Technological
          Changes and Meet Evolving Industry Standards............................................................5
       The Failure to Successfully Integrate CyberEd Could Harm Our
          Business and Operating Results..........................................................................6
       Financing Risk.............................................................................................6
       Reliance on Government Funding Could Have a Negative Effect on Revenues....................................6
       There is no Assurance that Key Management Personnel Will Remain With Us....................................6
       Change in Personnel of Customers Could Harm Our Business and Operating Results.............................7
       Competition Could Adversely Affect Our Performance.........................................................7
       Fluctuations in Demand Could Adversely Affect Our Profitability............................................7
       Misuse or Misappropriation of our Proprietary Rights Could
          Adversely Affect Our Performance........................................................................7

USE OF PROCEEDS...................................................................................................8

DESCRIPTION OF CAPITAL STOCK......................................................................................8
       Common Stock...............................................................................................8
       1997 Debentures............................................................................................8
       1997 Warrants..............................................................................................9
       1999 Warrants..............................................................................................9
       2000 Initial Warrants.....................................................................................10
       2000 Adjustment Warrants..................................................................................10
       2000 Broker Warrants......................................................................................11
       Delay Shares..............................................................................................11
       Mandated Acceleration Shares..............................................................................11
       Registration Rights.......................................................................................12
       Certain Charter Provisions................................................................................12
       Transfer Agent............................................................................................14

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION....................................................................14

PLAN OF DISTRIBUTION.............................................................................................15

EXPENSES.........................................................................................................17

                                TABLE OF CONTENTS
                                  (Continued)

                                                                                                               PAGE
                                                                                                               ----
LEGAL MATTERS....................................................................................................17

EXPERTS..........................................................................................................17

INFORMATION NOT REQUIRED IN PROSPECTUS...........................................................................17
       Item 14.   Other Expenses of Issuance and Distribution....................................................17
       Item 15.   Indemnification of Directors and Officers......................................................18
       Item 16.   Exhibits and Financial Statement Schedules.....................................................18
       Item 17    Undertakings...................................................................................18

SIGNATURES.......................................................................................................21

POWER OF ATTORNEY................................................................................................21

EXHIBIT INDEX.....................................................................................................1


                              AVAILABLE INFORMATION

                  PLATO files annual, quarterly, and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission's public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the commission.

                  PLATO has filed a registration statement on Form S-3 with the Commission with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information included in the registration statement. You should refer to the exhibits attached to the registration statement and its exhibits. The references to any contract or other document are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

                  You may review a copy of the registration statement at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the operation of public reference rooms. PLATO's Commission filings and registration statements can also be reviewed by accessing the Commission's Internet site at http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

                  The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filing we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all of the shares offered by this prospectus:

                   - Annual Report on Form 10-K for the fiscal year ended October 31, 1999 (file no. 333-72523);

                   - Quarterly Report on Form 10-Q for the quarter ended January 31, 2000 (file no. 333-72523);

                   - Quarterly Report on Form 10-Q for the quarter ended April 30, 2000 (file no. 333-72523);

                   - Report on Form 8-K filed January 28, 2000 (file no. 333-72523);

                   -    Report on Form 8-K filed April 24, 2000 (file no.
                        333-72523);

                   - Report on Form 8-K filed August 3, 2000 (file no. 333-72523); and

                   -    Report on Form 8-K filed August 3, 2000 (file no.
                        333-72523).

                  You may request a copy of these filings at no cost by writing or telephoning us at the following address: PLATO Learning, Inc., 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, Attention: Treasurer, Telephone:
(952) 832-1000.

                               PROSPECTUS SUMMARY

                  This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including the documents incorporated by reference into it. PLATO's operations are comprised of the PLATO business and the business of our wholly-owned operating subsidiaries, CyberEd, Inc. and PLATO, Inc., which has two wholly-owned subsidiaries, PLATO Learning (Canada) Inc. in Canada, and PLATO Learning (UK) Ltd., in the United Kingdom.

GENERAL.

                  PLATO is a leading developer and marketer of microcomputer-based, interactive, self-paced instructional systems used in a wide variety of adult settings. Offering more than 2,000 hours of comprehensive academic and applied skills courseware designed for adolescents and adults, PLATO's PLATO(R) Learning Systems are marketed to middle schools and high schools, colleges, job training programs, correctional institutions, military education programs, and corporations. PLATO(R) Learning Systems is delivered via networks, CD-ROM, the Internet and private intranets.

                  PLATO was incorporated in June 1989 as Edu Corp., in October 1992 we changed our name to TRO Learning, Inc. and in April 2000 we changed our name to PLATO Learning, Inc. PLATO's wholly-owned operating subsidiaries are PLATO, Inc. and CyberEd, Inc. PLATO, Inc. has two wholly-owned subsidiaries, one in Canada, PLATO Learning (Canada) Inc., and one in the United Kingdom, PLATO Learning (UK) Ltd.

                  PLATO's principal business offices are located at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437; Telephone: (952) 832-1000.

STRATEGY.

                  PLATO's strategy is to address the needs of adolescent and adult learners by providing a broad range of interactive, multimedia, self-paced educational and training courseware delivered on personal computers. The critical elements of our business strategy are as follows:

                  - Target growing market niches that serve adolescent and adult learners rather than pre-school and elementary school-aged children.

                  - Work closely with clients to design a program of instruction which meets their specific educational and training needs by providing comprehensive, solution-oriented courseware, and services to our clients.

                  - Emphasize sales of solution-oriented education and training courseware and services which generate high profit margins and greater opportunities for growth.

                  - Utilize the design and structural advantages inherent in its proprietary software development systems to design and produce new courseware and services.

                  - Focus on developing the broadest delivery system for its instructional management system and courseware library, including the use of Internet and Intranet delivery.

                                  THE OFFERING



---------------------------------------------------------------- ----------------------------------------------------
The Offering..................................................   356,125  shares of  common  stock  offered  hereby
                                                                 have been issued to the selling stockholders.  The
                                                                 balance of the common  stock  offered  hereby will
                                                                 be issued  to the  selling  stockholders  upon (i)
                                                                 the  exercise  of the Initial  Warrants,  (ii) the
                                                                 exercise of the Adjustment  Warrants and (iii) the
                                                                 occurrence of certain  trigger events  pursuant to
                                                                 the Registration Rights Agreement.
---------------------------------------------------------------- ----------------------------------------------------
Aggregate Amount of common stock
   Offered by the selling stockholders........................   850,000 shares
---------------------------------------------------------------- ----------------------------------------------------
Number of shares of common stock outstanding as of
July 17, 2000
1.............................................................   7,654,076
---------------------------------------------------------------- ----------------------------------------------------
Nasdaq Symbol.................................................   TUTR
---------------------------------------------------------------- ----------------------------------------------------


                           FORWARD-LOOKING STATEMENTS

                  Certain statements incorporated by reference or made in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements are subject to the safe harbor provisions of the Reform Act. Such forward-looking statements include our statements about:

----------
(1) Does not include (i) shares of common stock, issuable pursuant to outstanding employee and director options, (ii) 54,132 and 126,732 and 63,092 shares of common stock issuable pursuant to warrants dated March 27, 1997, January 13, 1999, and July 16, 1999, respectively, (iii) shares of common stock issuable pursuant to the 1997 Subordinated Convertible Debentures, or (iv) shares of common stock issuable pursuant to the Company's stock purchase plan.

                  - the competitiveness of the computer-based education and training industry;

                  - the ability to keep up with changing trends in the industry;

                  -    our strategies; and

                  -    other statements that are not historical facts.

                  When used in this prospectus, the words "anticipate", "believe", "estimate", and similar expressions are generally intended to identify forward-looking statements. Because such forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including:

                  -    Declines in annual financial results;

                  -    Unpredictability of government appropriations;

                  - Ability to keep up with changing trends in the industry;

                  - Changes in economic and business conditions (including in the computer-based education and training industry);

                  -    Changes in business strategies; and

                  -    Other factors discussed in "Risk Factors".

                                  RISK FACTORS

                  You should carefully consider the following factors and other information in this prospectus before deciding to invest in shares of common stock.

VARIABILITY IN ANNUAL RESULTS MAKE IT UNCERTAIN AS TO WHETHER WE CAN SUSTAIN PROFITABILITY.

                  For the fiscal year ended October 31, 1999, we reported net income of $15,031,000, an increase from the net income of $3,068,000 we incurred for the fiscal year ended October 31, 1998, such increase was partially due to a nonrecurring tax benefit in fiscal year 1999 of $10 million caused by the reversal of the valuation allowance placed on the Company's deferred tax asset, related to its net operating loss carryforwards in the United States. This reversal was based on updated expectations about future years' taxable income to reflect continuing improvements in operating results influenced by the Company's continued revenue growth and other indications that certain concerns that had previously limited management's expectation about future taxable income no longer were applicable. In fiscal 1997, we sustained a net loss of ($20,217,000). In fiscal 1996, and 1995, our net income was $982,000, and
$3,752,000, respectively. After PLATO sustained net losses for the fiscal year 1997, we restructured the organization and implemented cost control measures for fiscal 1998 and thereafter; however, there can be no assurance that we can sustain profitability. Future revenues and profits, if any, will depend upon various factors, including continued market acceptance of our products and services. Potential investors should consider the risks, expenses and difficulties frequently encountered in connection with the operation and development of a new and expanding business including, but not limited to, delays in the expansion and addition of sales and distribution channels, the ability to attract qualified employees and innovation in the design and development of new products and product enhancements.

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS AFFECT REVENUES AND PROFITABILITY FOR SUCH QUARTERLY PERIODS.

                  PLATO's revenues and profitability may vary significantly among quarterly periods. In addition, our revenues and profitability may fluctuate as a result of many factors, including the size, timing and product mix of orders, increased competition, loss of significant customers, losses on uncollected accounts receivables, announcements of new products by PLATO or any of our competitors, delays in shipment of existing or new products, and capital spending patterns of PLATO's customers. Many of our education and training sales are to customers who purchase systems and license courseware on a single procurement basis. Accordingly, new customers must be found or new or additional products must be sold to existing customers in order to maintain and expand PLATO's education and training revenue stream.

FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO ADAPT TO TECHNOLOGICAL CHANGES AND MEET EVOLVING INDUSTRY STANDARDS.

                  The computer-based educational and training industry is characterized by technological change, frequent product introductions, and evolving industry standards. Although we believe we compete favorably in the markets in which we participate, our future success will depend, to a significant extent, on our ability to enhance our existing products, develop and introduce new products, satisfy an expanded range of customer needs and achieve market acceptance. There can be no assurance that we will have sufficient resources to make the necessary investments or that we will be able to develop and implement the technological advances required to maintain our competitive position. We are not aware of any emerging standards or new products which could render our existing products obsolete. However, there can be no assurance that PLATO's products will not be rendered obsolete or that we will be able to develop and market new products.

THE FAILURE TO SUCCESSFULLY INTEGRATE CYBERED COULD HARM OUR BUSINESS AND OPERATING RESULTS.

                  In July 2000, we acquired CyberEd, Inc. If we are unable to successfully integrate CyberEd, it could harm our business and operating results. Integrating CyberEd may strain our resources and require significant management time. Further, the value of CyberEd will depend on whether we can successfully transition management from pre-acquisition management to PLATO management. If PLATO were unsuccessful in the operations of CyberEd, it could harm our business and operating results.

FINANCING RISK.

                  In fiscal year 1998, PLATO from time to time did not meet certain financial ratios specified in our credit facility agreement. On each such occasion, the lender waived the default upon the payment of a fee by PLATO. There can be no assurance that we will not breach our obligations under the credit facility in the future. In such event, we might be required to pay additional fees to the lender or may be required to refinance our obligations. There can be no assurance that refinancing would be available to PLATO in such circumstances on acceptable terms.

RELIANCE ON GOVERNMENT FUNDING COULD HAVE A NEGATIVE EFFECT ON REVENUES.

                  A substantial portion of our total revenues are derived from customers substantially dependent on government funding, such as public school systems, community-based organizations and correctional facilities. The government appropriations process is often slow, unpredictable and subject to factors outside our control and several proposals are currently being made to reduce government spending. Curtailments or substantial reductions in government funded or sponsored programs and termination or renegotiation of government-funded contracts could have a material adverse impact on, or result in the delay or termination of, PLATO's revenues associated with these programs and contracts.

THERE IS NO ASSURANCE THAT KEY MANAGEMENT PERSONNEL WILL REMAIN WITH US.

         PLATO's future success depends in large part on the continued service of our key technical, marketing, sales and management personnel and on our ability to continue to attract, motivate and retain highly qualified employees. Our key employees may terminate their employment with us at any time. There is competition within the industry for such employees and the process of locating key technical and management personnel with suitable skills and attributes to execute PLATO's strategy is often lengthy. Accordingly, the loss of the services of key personnel could have a material adverse effect on PLATO.

CHANGE IN PERSONNEL OF CUSTOMERS COULD HARM OUR BUSINESS AND OPERATING RESULTS.

                  From time to time we have experienced deterioration in our customer relations following the change in personnel of our customers. Change in personnel of our customers has from time to time lead to loss of anticipated contracts and to an increase in marketing efforts to re-establish solid relationships with such customers. Thus, changes in personnel of our customers could harm our business.

COMPETITION COULD ADVERSELY AFFECT OUR PERFORMANCE.

                  The computer-based education and training industry is competitive and demand for particular software and courseware products, systems hardware, and services may be affected adversely by the increasing number of competitive products from which a prospective customer may choose. We compete primarily against other organizations offering educational and training software and services. PLATO's competitors include several large companies with substantially greater financial, technical and marketing resources than those of PLATO, including divisions within Pearson PLC and Mc-Graw Hill McMillan, as well as a number of smaller companies. Existing competitors may broaden their product lines and potential competitors, may enter the market and/or increase their focus on computer-based education and training, resulting in greater competition for PLATO. These changes or potential changes in the market could have a material adverse effect on our operating results.

FLUCTUATIONS IN DEMAND COULD ADVERsELY AFFECT OUR PROFITABILITY.

                  Certain of our customers and potential customers are in industries, such as education, that experience cyclical variations in funding or profitability, which may affect such customers' willingness or ability to purchase products and services offered by PLATO. These fluctuations in demand could have a material adverse effect on our future profitability.

MISUSE OR MISAPPROPRIATION OF OUR PROPRIETARY RIGHTS COULD ADVERSELY AFFECT OUR PERFORMANCE.

         We regard our courseware and software as proprietary and rely primarily on a combination of statutory and common law copyright, trademark and trade secret laws, customer licensing agreements, employee and third-party nondisclosure agreements and other methods to protect our proprietary rights. PLATO owns the Federal registration of the PLATO(R) trademark. In addition, in 1989 Control Data Corporation assigned to PLATO Federally registered copyrights in the PLATO(R) courseware. PLATO has not recorded the assignment of these copyrights because we believe that the additional statutory rights resulting from recordation are not necessary for the protection of our rights therein. PLATO has copyrights in all PLATO(R) courseware produced since 1989, and has registered its most important coursework with the U.S. Copyright Office. We have not applied for trademark registration at the state level, but have instead relied on our Federal registrations and state common law rights to protect our proprietary information. We acquired CyberEd, Inc. as a subsidiary in July, 2000. CyberEd owns all copyrights in its computer programs and is registering these copyrights with the U.S. Copyright

Office. CyberEd also owns the federal registration of the Cyber Ed(R) trademark. We do not include in our products any mechanisms to prevent or inhibit unauthorized copying, but we generally require the execution of a license agreement which restricts copying and use of the courseware and software. We have no knowledge of the unauthorized copying of our products. However, if such copying or misuse were to occur to any substantial degree, PLATO could be materially adversely affected.

                                 USE OF PROCEEDS

                  We will receive no proceeds from the sale by the selling stockholders of the shares of common stock.

                          DESCRIPTION OF CAPITAL STOCK

                  The authorized capital stock of PLATO consists of 25,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, par value $.01 per share, of which 7,654,076 shares of common stock (exclusive of treasury shares) were issued and outstanding on July 17, 2000. As of July 17, 2000, PLATO has no shares of preferred stock issued and outstanding.

COMMON STOCK.

                  Subject to the rights of holders of any outstanding preferred stock, the holders of outstanding shares of common stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as our board of directors may from time to time lawfully determine. PLATO's ability to pay dividends is restricted by PLATO's credit facility agreement.

                  Each common stock holder is entitled to one vote for each share held by him. Common stockholders are not entitled to cumulate votes for the election of directors. The common stock is not entitled to conversion or preemptive rights and is not subject to redemption or assessment. The common stock presently outstanding is, and the common stock issued upon conversion of the 1997 Debentures will be fully paid and nonassessable.

1997 DEBENTURES.

                  In March 1997, we issued $3,050,000 of 10% subordinated convertible debentures with a scheduled maturity date in March 2004. Pursuant to the 1997 Debentures, we filed a registration statement on Form S-3 dated January 21, 1998, covering the resales by the selling securityholders of the common stock upon conversion of the 1997 Debentures and shall use our best efforts to cause such registration statement to remain effective for such period as may be necessary for the holders of such common stock to dispose of such common stock; provided, however, that we shall not be required to maintain effectiveness of such registration statement at such time as the holders of the common stock are able to sell the common stock underlying the 1997 Debentures under Rule 144(k) under the Securities Act or any successor thereto, which allows unrestricted resales by nonaffiliates of PLATO after a holding period of two years. At the option of each holder of the 1997 Debentures, the 1997 Debentures are convertible into PLATO's common stock at an original conversion price of $9.60 per share, which has been adjusted to $9.01 per share and which is subject to further adjustments. The conversion price of the common stock into which the 1997 Debentures are convertible is subject to adjustment if we (i) subdivide or combine our outstanding shares of common stock or declare a dividend payable in common stock of PLATO; (ii) reorganize or reclassify our capital stock, consolidate or merge with another corporation or sell all or substantially all of our assets to another corporation; (iii) distribute to all holders of our common stock any assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities; or (iv) issue or sell shares of our common stock at less than the conversion price, or issue any options or warrants or other rights to purchase PLATO's common stock at a price per share less than the conversion price or issue securities convertible into PLATO's common stock at a price per share less than the conversion price. PLATO may redeem the 1997 Debentures at 101% of principal, plus interest, subject to certain terms and conditions. In addition, the 1997 Debentures are subject to mandatory redemption at 25% of principal annually beginning in 2001.

1997 WARRANTS.

                  In connection with PLATO's offering of the 1997 Debentures, in March 1997, we issued warrants to investors (the "Investor Warrants") to purchase 31,743 shares of the our common stock at an original exercise price of $9.60 per share, which has been adjusted to $9.01 per share and which is subject to further adjustments. The exercise price is subject to adjustment if we issue or sell shares of our common stock at less than the exercise price, or issue any options or warrants or other rights to purchase our common stock at a price per share less than the exercise price or issue securities convertible into our common stock at a price per share less than the exercise price. The Investor Warrants expire in 2002. PLATO also issued warrants to the placement agents for the 1997 Debentures (the "Placement Agent Warrants") to purchase 19,062 shares of our common stock at an original exercise price of $9.60 per share, which has been adjusted to $9.01 per share and which is subject to further adjustment. The Placement Agent Warrants expire in 2007 and the exercise price for the Placement Agent Warrants is subject to the same adjustments as are applicable to the exercise price for the Investor Warrants.

1999 WARRANTS.

                  Concurrently with the issuance of the Series C Convertible Preferred Stock on January 13, 1999, we issued Warrants to purchase 125,000 shares of PLATO's common stock at an original exercise price of $9.51 per share, which has been adjusted to $9.38 per share and which is subject to further adjustments. Additionally, on July 16, 1999, the Company issued Warrants to purchase 63,092 shares of PLATO's common stock at an exercise price of $8.72. These Warrants expire in 2004. The exercise price of the Warrants are subject to adjustment from time to time if PLATO shall (i) pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its common stock or on any other class of capital stock payable in shares of common stocks, (ii) subdivide outstanding shares of common stock into a larger number of shares, or (iii) combine outstanding shares of common stock into a smaller number of shares.

                  Pursuant to a Registration Rights Agreement entered into by PLATO and the holders of the Convertible Preferred Stock, we filed a registration statement on Form S-3 dated

February 17, 1999, covering the resales by the selling holders of the common stock upon conversion of the Convertible Preferred Stock and upon exercise of the 1999 Warrants issued concurrently with the Convertible Preferred Stock and shall use our best efforts to cause such registration statement to remain effective for such period as may be necessary for the holders of the common stock to dispose of such common stock. However, we shall not be required to maintain effectiveness of the registration statement after the earlier of (i) when the selling stockholders are able to sell the common stock underlying the Convertible Preferred Stock and the 1999 Warrants under Rule 144(K) under the Securities Act or any successors thereto or (ii) three years. We are required to provide the selling stockholders with a current prospectus upon request for such selling stockholders to use in the resale of the common stock.

2000 INITIAL WARRANTS.

                  On July 17, 2000, PLATO issued Initial Warrants to purchase 53,419 shares of PLATO's common stock at an exercise price of $16.72 per share. These Initial Warrants expire in July 2003. The exercise price of the Initial Warrants is subject to adjustment from time to time if PLATO shall (i) subdivide outstanding shares of common stock into a larger number of shares, (ii) combine outstanding shares of common stock into a lesser number of shares, (iii) pay a stock dividend or otherwise make a distribution or distributions on shares of its common stock payable in common stock or other securities or rights convertible into common stock, (iv) make a distribution to holders of its common stock any shares of its capital stock, any evidence of indebtedness or any of its assets (other than common stock), or (v) issue or sell any common stock or securities which are convertible into or exchangeable for its common stock or any convertible securities, or any warrants or rights to subscribe for or to purchase or any options for the purchase of its common stock or any such convertible securities at an effective consideration or exercise price per share which is less than the exercise price of the Initial Warrants. In no event may the exercise price be adjusted to a number smaller than the par value per share of the common stock.

2000 ADJUSTMENT WARRANTS.

         On July 17, 2000, PLATO issued Adjustment Warrants for the automatic issuance (if at all) of shares of PLATO's common stock at an exercise price of $.01 per share. These Adjustment Warrants expire in July 2003. Pursuant to the Adjustment Warrants, the total number of shares of common stock issued to the selling stockholders under the Common Stock Investment Agreement shall be adjusted (if at all) over seven 30 day periods and the initial period shall begin on the 120th day after the closing date which was July 17, 2000. During each adjustment period, a portion of the total number of shares issued to the selling stockholders shall be adjusted if the adjustment share purchase price is greater than the average of the five lowest closing bid prices occurring during the fifteen final trading days during such adjustment period. The adjustment periods may be suspended at the option of the selling stockholders if this registration statement is not effective. The exercise price of the Adjustment Warrants is subject to the same adjustments and limitations as are applicable to the exercise price for the Initial Warrants.

2000 BROKER WARRANTS.

                  On July 17, 2000, PLATO issued Warrants to purchase 17,806 shares of PLATO's common stock at an exercise price of $16.72 per share. These Warrants expire in July 2003. The exercise price of the Warrants is subject to adjustment from time to time if PLATO shall (i) subdivide outstanding shares of common stock into a larger number of shares, (ii) combine outstanding shares of common stock into a lesser number of shares, (iii) pay a stock dividend or otherwise make a distribution or distributions on shares of its common stock payable in common stock or other securities or rights convertible into common stock, (iv) make a distribution to holders of its common stock any shares of its capital stock, any evidence of indebtedness or any of its assets (other than common stock), or (v) issue or sell any common stock or securities which are convertible into or exchangeable for its common stock or any convertible securities, or any warrants or rights to subscribe for or to purchase or any options for the purchase of its common stock or any such convertible securities at an effective consideration or exercise price per share which is less than the exercise price. In no event may the exercise price be adjusted to a number smaller than the par value per share of the common stock.

DELAY SHARES.

                  Pursuant to a Registration Rights Agreement between PLATO and the selling stockholders, we agreed to issue Delay Shares to the selling stockholders upon the occurrence of certain triggering events after the aggregate amount of penalty payments payable in cash for such triggering events exceeds $250,000. The triggering events include:

         (i) the failure of this registration statement to be declared effective on or prior to the 90th day following July 17, 2000, provided that if the Securities and Exchange Commission reviews and comments on this registration statement requiring changes hereto, then this registration statement must be declared effective on or prior to the 120th day following July 17, 2000;

         (ii) the failure of the shares of common stock being registered under this registration statement to be listed for trading on NASDAQ or the suspension of such shares from trading on NASDAQ, in either case, during the period from the 90th day following July 17, 2000 until the third (3rd) anniversary of July 17, 2000;

         (iii) the suspension of or issuance of a stop order with respect to this registration statement for more than (a) five consecutive days or (b) an aggregate of ten days in any calendar year; and

         (iv) the failure by PLATO to have a sufficient number of authorized shares of its common stock to issue to the selling stockholders upon exercise of the Initial Warrants or Adjustment Warrants or as required by the Common Stock Investment Agreement.

MANDATED ACCELERATION SHARES.

                  Upon the occurrence of certain triggering events, the selling stockholders may compel PLATO to issue Mandated Acceleration Shares to the selling stockholders pursuant to the Registration Rights Agreement and Adjustment Warrants. The triggering events include the following:

         (i) the failure to deliver adjustment shares of common stock under the Adjustment Warrants;

         (ii) the failure of this registration statement to be declared effective on or prior to the 180th day after July 17, 2000;

         (iii) the failure of PLATO shares of common stock to be listed for trading on an approved market or suspended from trading and remain unlisted or suspended for three consecutive days;

         (iv) the suspension of or issuance of a stop order with respect to this registration statement for an additional five consecutive days any time following a suspension of this registration statement for more than (a) five consecutive days or (b) an aggregate of ten days in any calendar year;

         (v) five days after the commencement of the failure by PLATO to have a sufficient number of authorized shares of its common stock to issue to the selling stockholders upon exercise of the Initial Warrants or Adjustment Warrants or as required by the Common Stock Investment Agreement.

REGISTRATION RIGHTS.

                  Pursuant to a Registration Rights Agreement between PLATO and the selling stockholders, we agreed to file a registration statement of which this prospectus constitutes a part, covering the resales by the selling stockholders of (i) the 356,125 shares of common stock issued to the selling stockholders on July 17, 2000, (ii) the common stock issuable upon exercise of the Initial Warrants, (iii) the common stock issuable upon exercise of the Adjustment Warrants, (iv) the common stock issuable as Delay Shares and (v) the common stock issuable as Mandated Acceleration Shares. We are also required to provide the selling stockholders with a current prospectus upon request for such selling stockholders to use in the resale of the common stock. We agreed to use our best efforts to cause the registration statement to remain effective for such period as may be necessary for the selling stockholders of the common stock to dispose of such common stock. However, we shall not be required to maintain effectiveness of the registration statement after the earlier of (i) the third anniversary of July 17, 2000 or (ii) when the selling stockholders are able to sell the common stock under Rule 144(K) under the Securities Act.

CERTAIN CHARTER PROVISIONS.

                  The Certificate of Incorporation of PLATO provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of PLATO shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our By-laws provide for the indemnification of officers and directors to the fullest extent permitted by Delaware law. In furtherance thereof, the Board of Directors is expressly authorized to amend PLATO's By-laws to give full effect to any changes in applicable law, notwithstanding possible self-interest of the directors in the action being taken.

                  PLATO's Certificate of Incorporation and By-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of PLATO unless such takeover or change in control is approved by our Board of Directors. Such provisions may also render the removal of the current Board of Directors and management more difficult.

                  The Certificate of Incorporation establishes an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before a PLATO annual meeting of stockholders. In general, notice must be received by PLATO not less than 60 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matter to be brought before the meeting and concerning the stockholder submitting the proposal.

                  Pursuant to the Certificate of Incorporation, PLATO's Board of Directors is divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause. Vacancies on the Board of Directors may only be filled by the remaining directors and not by the stockholders, except that in the case of newly created directorships, if the remaining directors fail to fill any such vacancy, the stockholders may do so at the next annual or special meeting called for that purpose.

                  The preferred stock may be issued from time to time in one or more series and with such designations and preferences for each series as shall be stated in the resolutions providing for the designation and issue of each such series adopted by PLATO's Board of Directors. The Board of Directors is authorized in PLATO's Certificate of Incorporation to determine the voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. PLATO has no shares of preferred stock issued and outstanding.

                  Under Section 203 of the Delaware General Corporation Law (the "Delaware anti-takeover law"), certain "business combinations" between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 stockholders, and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation not to be governed by the Delaware anti-takeover law (PLATO has not made such an election), (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (iv) the business combination was approved by the board of directors of the corporation and ratified by 66% of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation's voting stock after it becomes subject to the Delaware antitakeover law.

TRANSFER AGENT.

                  The Transfer Agent and Registrar for PLATO's common stock is Wells Fargo Bank Minnesota, N.A.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

                              Selling Stockholders

------------------------------------- ----------------------------- ---------------------- --------------------------
                                           Number of Shares of
                                              Common Stock                                     Number of Shares
                                           Beneficially Owned          Number of Shares         of Common Stock
                                          Prior to the Offering               of              Beneficially Owned
        Name and Address of               ---------------------          Common Stock           Following the
        Selling Stockholders            # of Shares    % of Class       Offered Hereby             Offering(5)
       ---------------------            -----------    ----------       --------------             --------
------------------------------------- -------------- -------------- ---------------------- --------------------------
Elliott Associates, L.P.                204,773(1)        2.7%            425,001(2)                    0
------------------------------------- -------------- -------------- ---------------------- --------------------------
Westgate International, L.P.            204,771(3)        2.7%            424,999(4)                    0
------------------------------------- -------------- -------------- ---------------------- --------------------------



         (1) The number of shares of common stock listed as beneficially owned by Elliott represents (i) 178,063 shares which were issued to Elliott on July 17, 2000 and (ii) the number of shares of common stock issuable to Elliott upon the exercise of the Initial Warrant issued to Elliott for 26, 710 shares of common stock. Because the number of shares of common stock issuable upon exercise of the Initial Warrant is dependent in part upon the market price of the common stock prior to exercise, the actual number of shares of common stock that will be issued in respect of such exercise and consequently the number of shares of common stock that will be beneficially owned by Elliott will fluctuate daily and cannot be determined at this time.


         (2) Represents (i) 178,063 shares which were issued to Elliott on July 17, 2000, (ii) the number of shares of common stock issuable to Elliott upon the exercise of the Initial Warrant issued to Elliott for 26,710 shares of common stock, and (iii) an estimate of the number of shares of common stock issuable to Elliott upon the exercise of the Adjustment Warrant issued to Elliott or upon the occurrence of events which trigger the Delay Shares and Mandated Acceleration Shares. Because the number of shares of common stock issuable upon exercise of the Initial

Warrant and Adjustment Warrant is dependent in part upon the market price of the common stock prior to exercise, the actual number of shares of common stock that will be issued in respect of such exercises and consequently the number of shares of common stock that will be offered for sale under this registration statement, cannot be determined at this time. Furthermore, because the number of shares of common stock issuable as Delay Shares and Mandated Acceleration Shares is dependent in part upon the occurrence of trigger events prior to issuance, the actual number of shares of common stock that will be issued as Delay Shares and Mandated Acceleration Shares and consequently the number of shares of common stock that will be offered for sale under this registration statement, cannot be determined at this time.

         (3) The number of shares of common stock listed as beneficially owned by Westgate represents (i) 178,062 shares which were issued to Westgate on July 17, 2000 and (ii) the number of shares of common stock issuable to Westgate upon the exercise of the Initial Warrant issued to Westgate for 26,709 shares of common stock. Because the number of shares of common stock issuable upon exercise of the Initial Warrant is dependent in part upon the market price of the common stock prior to exercise, the actual number of shares of common stock that will be issued in respect of such exercise and consequently the number of shares of common stock that will be beneficially owned by Westgate will fluctuate daily and cannot be determined at this time.

         (4) Represents (i) 178,062 shares which were issued to Westgate on July 17, 2000, (ii) the number of shares of common stock issuable to Westgate upon the exercise of the Initial Warrant issued to Westgate for 26,709 shares of common stock, and (iii) an estimate of the number of shares of common stock issuable to Westgate upon the exercise of the Adjustment Warrant issued to Westgate or upon the occurrence of events which trigger the Delay Shares and Mandated Acceleration Shares. Because the number of shares of common stock issuable upon exercise of the Initial Warrant and Adjustment Warrant is dependent in part upon the market price of the common stock prior to exercise, the actual number of shares of common stock that will be issued in respect of such exercises and consequently the number of shares of common stock that will be offered for sale under this registration statement, cannot be determined at this time. Furthermore, because registration statement, cannot be determined at this time. Furthermore, because the number of shares of common stock issuable as Delay Shares and Mandated Acceleration Shares is dependent in part upon the occurrence of trigger events prior to issuance, the actual number of shares of common stock that will be issued as Delay Shares and Mandated Acceleration Shares and consequently the number of shares of common stock that will be offered for sale under this registration statement, cannot be determined at this time.

         (5)      Assumes sale of all shares of common stock offered hereby.

                  Pursuant to the terms of the Registration Rights Agreement, PLATO has agreed to indemnify the selling stockholders against all losses and liabilities caused by an untrue statement of material fact contained in this prospectus or the registration statement of which this prospectus constitutes a part or any omission to state a material fact required to be stated therein.

                              PLAN OF DISTRIBUTION

                  The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

                 - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

                 - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

                 - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

                 -    exchange;

                 -    privately negotiated transactions;

                 -    short sales;

                 - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

                 -    a combination of any such methods of sale; and

                 -    any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

                  The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in securities of PLATO or derivatives of PLATO's securities and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

                  Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser or shares, from the purchaser) in amounts to be negotiated.

                  The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be, but do not acknowledge being, "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Neither PLATO nor the selling stockholder can presently estimate the amount of such commission or discount. PLATO knows of no existing arrangements between the selling stockholders and any broker-dealers or agents.

                  PLATO is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders. PLATO has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                    EXPENSES

                  PLATO has agreed to pay the expenses incurred in connection with the preparation and filing of this prospectus and the related registration statement, except for commissions of brokers or dealers and any transfer fees incurred in connection with the sales of the common stock by the selling stockholders, which will be paid by the selling stockholders. We have also agreed to pay the fees and expenses incurred in connection with the registration or qualification of the common stock for sale under state securities laws.

                                  LEGAL MATTERS

                  Winston & Strawn, Chicago, Illinois has rendered an opinion (filed as an exhibit to the Registration Statement) with respect to the validity of the common stock.

                                     EXPERTS

                  The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of PLATO Learning, Inc. for the year ended October 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  The following table sets forth the costs and expenses payable by PLATO in connection with the sale of the securities being registered hereby. All of the amounts shown are estimated, except the SEC registration fee and the Nasdaq National Market filing fee.



  -------------------------------------------------------------------------------------- -----------------
  Securities and Exchange Commission Registration Fee..................................  $        3,015.38
  -------------------------------------------------------------------------------------- -----------------
  Printing expenses....................................................................            $500
  -------------------------------------------------------------------------------------- -----------------
  Legal fees and expenses..............................................................         $10,000
  -------------------------------------------------------------------------------------- -----------------
  Accounting fees and expenses.........................................................          $7,000
  -------------------------------------------------------------------------------------- -----------------



  -------------------------------------------------------------------------------------- -----------------
  Blue Sky fees and expenses...........................................................              $0
  -------------------------------------------------------------------------------------- -----------------
  Miscellaneous expenses...............................................................          $5,000
  -------------------------------------------------------------------------------------- -----------------

  Total................................................................................  $    25,515.38
                                                                                          ==============
  -------------------------------------------------------------------------------------- -----------------



ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.
Article V of PLATO's By-Laws provides for indemnification of any director, officer, or legal representatives of PLATO, or any person serving in the same capacity in any other enterprise at our request, under certain circumstances. Article Five of PLATO's Amended and Restated By-Laws indemnifies the directors and officers of PLATO to the fullest extent permissible under Delaware law.

                  PLATO's directors and officers are insured, at the expense of the Registrant, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the By-Laws.

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                  The following documents are filed herewith or incorporated herein by reference.

           EXHIBIT     DESCRIPTION OF EXHIBITS
           NUMBER
            4.1        Common Stock Investment Agreement
            4.2        Registration Rights Agreement
            4.3        Initial Warrant Issued to Elliott Associates, L.P.
            4.4        Initial Warrant Issued to Westgate International, L.P.
            4.5        Adjustment Warrant Issued to Elliott Associates, L.P.
            4.6        Adjustment Warrant Issued to Westgate International, L.P.
            5.1        Opinion of Winston & Strawn as to legality
            23.1       Consent of Winston & Strawn (included in Exhibit 5.1)
            23.2       Consent of PricewaterhouseCoopers LLP
            24.1       Power of Attorney (included on signature page)

ITEM 17.          UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to
                        the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by PLATO pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

         (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting requirements of Rule 13a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 (other than the provisions relating to insurance), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on August 23, 2000.


                                           PLATO LEARNING, INC.

                                           By:  /s/ William R. Roach
                                           -------------------------

                                           Name:  William R. Roach
                                           Title:  Chief Executive Officer and
                                                   Chairman of the Board

                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby authorizes and appoints William R. Roach and John Murray, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, and to execute in the name on behalf of each person, individually and in each capacity stated below, and to sign and file any and all amendments to this registration statement with the Securities and Exchange Commission.

                  Pursuant to the requirements of the Securities Act of 1933, this registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:



SIGNATURE                                              TITLE                                      DATE
---------                                              -----                                      ----
/s/ William R. Roach               Chief Executive Officer and                             August 23, 2000
--------------------                 Chairman of the Board
William R. Roach

/s/ John Murray                    President, Chief Operating Officer,                     August 23, 2000
---------------                      Acting Chief Financial Officer and Director
John Murray

/s/ Mary Jo Murphy                 Vice President, Corporate Controller                    August 23, 2000
------------------                   and Chief Accounting Officer
Mary Jo Murphy

/s/ John L. Krakauer               Director                                                August 23, 2000
--------------------
John L. Krakauer

/s/ Vernon B. Lewis, Jr.           Director                                                August 23, 2000
------------------------
Vernon B. Lewis, Jr.

/s/ Jack R. Borsting               Director                                                August 23, 2000
--------------------
Jack R. Borsting

/s/ Hurdis M. Griffith
----------------------             Director                                                August 23, 2000
Hurdis M. Griffith

/s/ Arthur W. Stellar              Director                                                August 23, 2000
---------------------
Arthur W. Stellar

/s/ Dennis J. Reimer               Director                                                August 23, 2000
--------------------
Dennis J. Reimer


                                  EXHIBIT INDEX

The following documents are filed herewith or incorporated herein by reference.

Exhibit
Number    Description of Exhibits


4.1       Common Stock Investment Agreement
4.2       Registration Rights Agreement
4.3       Initial Warrant Issued to Elliott Associates, L.P.
4.4       Initial Warrant Issued to Westgate International, L.P.
4.5       Adjustment Warrant Issued to Elliott Associates, L.P.
4.6       Adjustment Warrant Issued to Westgate International, L.P.
5.1       Opinion of Winston & Strawn as to legality
23.1      Consent of Winston & Strawn (included in Exhibit 5.1)
23.2      Consent of Pricewaterhouse Coopers LLP
24        Power of Attorney (included on signature page)